Exhibit 4. (D)

      AMENDMENT TO AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF
                   RESOURCES ACCRUED MORTGAGE INVESTORS 2 L.P.

     THIS AMENDMENT TO AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF RESOURCES ACCRUED MORTGAGE INVESTORS 2 L.P. (this "Amendment"), dated as of January 1, 2002, is entered into by RAM Funding, Inc., a Delaware corporation (the "Withdrawing MGP"), as managing general partner of Resources Accrued Mortgage Investors 2 L.P. (the "Partnership"), for itself and on behalf of the limited partners of the Partnership (the "Limited Partners"), Presidio AGP Corp., a Delaware corporation which replaced Z Square G Partners II as the associate general partner of the Partnership by a Certificate of Amendment to the Certificate of Limited Partnership dated as of March 22, 1995, which was filed with the Secretary of State of the State of Delaware on March 27, 1995 (the "Withdrawing AGP"), as associate general partner of the Partnership, for itself and on behalf of the Limited Partners, and Maxum LLC, a Nevada limited liability company with principal executive offices at 1175 West Moana Lane, Suite 200, Reno, Nevada 89509 (the "Substitute General Partner").

     WHEREAS, the Withdrawing MGP and the Withdrawing AGP desire to transfer their general partnership interests in the Partnership to the Substitute General Partner;

     WHEREAS, Section 17.3 of the Amended and Restated Agreement of Limited Partnership of Resources Accrued Mortgage Investors 2 L.P. as heretofore amended (the "Partnership Agreement") requires that the Withdrawing MGP obtain the consent of a majority in interest of the Limited Partners prior to assigning its managing general partner interest in the Partnership;

     WHEREAS, Section 17.2 of the Partnership Agreement requires that the Withdrawing AGP provide 60 days written notice to the Limited Partners prior to withdrawing from the Partnership and that, upon such withdrawal, the Partnership purchase the associate general partner interest from the Withdrawing AGP, and Section 17.6 of the Partnership Agreement requires a named third party to purchase the associate general partner interest from the partnership and to become the successor associate general partner.

     WHEREAS, pursuant to that certain Consent Solicitation Statement, dated November 1, 2001, the consent of the Limited Partners to the amendment to the Partnership (i) substituting a reference to the Substitute General Partner for all references to the Withdrawing MGP and the Withdrawing AGP in the Partnership Agreement and (ii) admitting the Substitute General Partner as the managing general partner and associate general partner of the Partnership and reflecting the withdrawal of the Withdrawing MGP and the Withdrawing AGP as the managing general partner and associate general partner, respectively, of the Partnership was obtained.

     NOW, THEREFORE, in consideration of the above, the Withdrawing MGP and the Withdrawing AGP hereby amend the Partnership Agreement as follows, and the Substitute General Partner accepts and agrees to be bound by the Partnership Agreement as so amended:

     1. Capitalized Terms. Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed thereto in the Partnership Agreement.

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     2.  Amendments to Partnership Agreement.  The Partnership Agreement is
hereby amended by deleting all references in the Partnership Agreement to the phrase "RAM Funding, Inc." and replacing them with the phrase "Maxum LLC" and by deleting all references in the Partnership Agreement to the phrase "Presidio AGP Corp." and replacing them with the phrase "Maxum LLC."

     3. Admission of Substitute General Partner. The Substitute General Partner shall be deemed to be admitted to the Partnership as the managing general partner and the associate general partner on, and the Withdrawing MGP and the Withdrawing AGP shall be deemed to have withdrawn as managing general partner and associate general partner, respectively, of the Partnership from and after, the date of the execution of this Amendment and the filing with the Secretary of State of the State of Delaware of a Certificate of Amendment to the Partnership's Certificate of Limited Partnership reflecting the withdrawal of the Withdrawing MGP and the Withdrawing AGP as general partners, and the admission of the Substitute General Partner as managing and associate general partner, of the Partnership.

     4. Modification. Except as modified herein, all terms and conditions of the Partnership Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment, and this Amendment shall be effective, as of the date first set forth above.

                                   RAM FUNDING, INC., as Withdrawing MGP and on behalf of the existing Limited Partners

                                   By:           /s/ Peter Bravermann
                                                 --------------------
                                   Name:         Peter Bravermann
                                   Title:        Vice President

                                   PRESIDIO AGP CORP., as Withdrawing AGP and on behalf of the existing Limited Partners

                                   By:           /s/ Peter Bravermann
                                                 --------------------
                                   Name:         Peter Bravermann
                                   Title:        Vice President

                                   MAXUM LLC, as Substitute General Partner

                                   By:           /s/ Ben Farahi
                                                 --------------
                                   Name:         Ben Farahi
                                   Title:        Manager










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